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                                                                    EXHIBIT 3(a)

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                        AMERICAN ACCESS TECHNOLOGY, INC.

                                      ***

     Pursuant to the provisions of the Florida Business Corporation Act, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation, which amendments to the Corporation's Articles of Incorporation, as amended, contained therein were adopted by the shareholders of the Corporation on November 25, 1996 by the holders of the outstanding common stock, the only voting group, and the number of shares adopting the Amended and Restated Articles of Incorporation by such group was sufficient for approval.

     1.   The name of the Corporation is AMERICAN ACCESS TECHNOLOGIES, INC.

     2. The Articles of Incorporation of the Corporation we hereby amend to read in their entirety as follows:


                                   ARTICLE 1

                                      Name

     The name of the corporation is AMERICAN ACCESS TECHNOLOGIES, INC.

                                   ARTICLE 2

                                    Purpose

     The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.
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                                   ARTICLE 3

                                 Capital Stock

     The total amount of capital stock which this Corporation has the authority to issue is as follows:

     10,000,000 shares of common stock, $.001 par value per share; and

     1,000,000 shares of Preferred Stock, $.001 par value per share.

     The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of such preferred stock in series, and to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and relative, participating, optional or other special rights of the shares of each series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series of preferred stock shall include, but not be limited to, determination of the following:

          A. The number of shares constituting the series and distinctive designation of the series;

          B. The dividend rate on the shares of the series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of the series;

          C. Whether the series will have voting rights, and if so, the terms of the voting rights;


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          D.   Whether the series will have conversion privileges, and, if so, the terms and conditions of the conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

          E. Whether or not the shares of the series will be redeemable; and, if so, the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          F. Whether the series shall have a sinking fund for the redemption or purchase of shares of the series, and, if so, the terms and amount of the sinking fund;

          G. The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights or priority, if any, of payment of shares of the series; and

          H. Any other relative terms, rights, preferences and limitations, if any, of the series as the Board of Directors may lawfully fix under the laws of the State of Florida as in effect at the time of the creation of such series.


                                   ARTICLE 4

                   Indemnification of Directors, Officers and
                        Other Authorized Representatives

     1. Indemnification. The Corporation shall indemnify its officers, Directors, employees and agents against liabilities, damages, settlements and expenses (including attorneys' fees) incurred in connection with the Corporation's affairs, and shall advance such expenses to any such officers, directors, employees and agents, to the fullest extent permitted by law.


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     2.   Effect of Modification. Any repeal or modification of any provision of this Article 4 by the shareholders of the Corporation shall not adversely affect any right to protection of a Director, officer, employee or agent of the Corporation existing at the time of the such repeal or modification.

     3. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent to another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provision of this
Article 4.

     4. No Rights of Subrogation. Indemnification hereunder and under the Bylaws shall be a personal right and the Corporation shall have no liability under this Article 4 to any insurer or any person, corporation, partnership, association, trust or other entity (other than the heirs, executors or administrators of such person) by reason of subrogation, assignment or succession by any other means to the claim of any person to indemnification hereunder or under the Corporation's Bylaws.

                                   ARTICLE 5

                        Right to Amend or Repeal Article

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation or any amendment hereto,



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in the manner now or hereafter prescribed by statute, and all rights and powers herein conferred on shareholders are granted subject to this reserved power.

                                   ARTICLE 6

                                  Severability

     In the event any provision (including any provision within a single article, section, paragraph or sentences) of these Articles should be determined by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, the remaining provisions and parts hereof shall not be in any way impaired and shall remain in full force and effect and enforceable to the fullest extent permitted by law.


                                   ARTICLE 7

                                  Stock Split

     Each share of the Corporation is outstanding common stock, $.10 par share, shall be and they are hereby automatically changed (without any further act) into 200 shares of common stock, $.001 par value share.

     The foregoing stock split shall be accomplished in the following manner:

          (1) All certificates representing issued shares which are in existence as of the close of business on the date hereof (the "Record Date") shall thereafter, without any further action being taken, represent the same number of shares as they theretofore represented.

          (2) The appropriate officers of the Corporation are authorized and directed, as soon as practicable after the close of the business on the Record Date, to cause to be issued and delivered to each shareholder of record as of the close of business


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on the Record Date certificates representing the additional shares of the
Corporation's common stock to which they shall be entitled pursuant to the foregoing stock split.

     The Board of Directors of the Corporation or any executive committee thereof is empowered to adopt further rules and regulations concerning the foregoing change and to appropriately adjust any outstanding options, warrants or other securities which are convertible into shares of the Corporation's common stock, $.10 par value.


Dated:  November 25, 1996              AMERICAN ACCESS
                                       TECHNOLOGY, INC.



                                       By:/s/Victor S. Murray
                                          ------------------------------------
                                          President


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